Exhibit 10.1


                          INDEMNIFICATION AGREEMENT

         THIS AGREEMENT (the "Indemnification Agreement") is dated March 22, 1999, by and among BGI Acquisition LLC, a Wyoming limited liability company ("Parent"), BGI Acquisition Corp., a New York corporation ("Purchaser") and Besicorp Ltd., a New York corporation ("BL").

                                    RECITALS
                                    --------

         A. Parent, Purchaser and Besicorp Group Inc., a New York corporation ("Besicorp") have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which Purchaser will merge with and into Besicorp, the separate existence of Purchaser shall cease and Besicorp shall continue as the surviving corporation and wholly owned subsidiary of Parent (the "Merger").

         B. It is a condition to the consummation of the Merger by the Purchaser that prior to the Merger (i) Besicorp transfer certain of its assets and liabilities to BL as more fully described in the Merger Agreement and (ii) Besicorp distribute to its shareholders all of the outstanding capital stock of BL (the "Distribution").

         C. Besicorp makes certain representations, warranties, and covenants in the Merger Agreement and in this Indemnification Agreement, all of which will survive the Closing in accordance therewith. Parent and Purchaser desire to provide for indemnification with respect to breaches of these representations, warranties, and covenants, all as set forth herein.

         D. BL was formerly a subsidiary of Besicorp and is deriving substantial value and benefits from the transfer of assets to it by Besicorp and the transactions contemplated by the Merger Agreement.

         E. It is a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement and the obligations of Parent and Purchaser to consummate the Merger that BL indemnify and hold harmless Parent and Purchaser (and, following the Merger the Surviving Corporation and the Remaining Subsidiaries) and their respective members, affiliates, shareholders, officers, directors, lenders and agents, and the heirs, successors and assigns of each of the foregoing (each a "Purchaser Indemnitee" and, collectively, the "Purchaser Indemnitees") from Damages (as herein defined), all as provided herein.

         F. BL, Parent, Purchaser and Robinson Brog Leinwand Greene Genovese & Gluck have entered into an Escrow Agreement of even date herewith pursuant to which Besicorp has deposited into escrow certain funds as security for the performance by BL of its obligations pursuant to this Indemnification Agreement (the "Escrow Agreement").

                                   AGREEMENTS
                                   ----------

         Therefore, for the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. Unless otherwise defined herein, terms used herein shall have the meanings ascribed to them in the Merger Agreement. As used in this Indemnification Agreement, the following terms shall have the following meanings:

                  (a) "Damages" means all liabilities, judgments, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses. For the purposes of clarification, any of the foregoing Damages incurred or suffered by the Surviving Corporation or any Remaining Subsidiary by virtue of a state of facts which constitute an inaccuracy in or breach of a representation and warranty or covenant by Besicorp or the effects thereby shall (without duplication) be deemed to have been suffered by Parent. Without limiting the generality of the foregoing, Damages include, without limitation: (i) reasonable attorneys', arbitrators', accountants', investigators', environmental consultants' and experts' fees and expenses, sustained or incurred in connection with the enforcement by a Purchaser Indemnitee of its rights and remedies under this Indemnification Agreement, the Merger Agreement, or any agreement executed by Besicorp or its shareholders in connection therewith, or sustained or incurred in connection with the defense or investigation of any Third Party Claim (as herein defined);
(ii) Damages incurred in connection with Litigation (as herein defined in Section 3(g)(viii)); and (iii) costs and expenses incurred in connection with compliance, remediation, monitoring, site investigation or corrective action, or any other related cost or expense required pursuant to Environmental Laws or Environmental Permits.

                  (b) "Person" shall mean an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, or unincorporated organization, or the United States of America or any other nation, or any state or other political subdivision thereof, or any entity with executive, legislative, judicial, regulatory or administrative functions of government; and

                  (c) "Third Party Claim" shall mean any claim, action, suit, proceeding, investigation, or like matter which is asserted or threatened by a Person other than the parties hereto, their successors and permitted assigns, against any Purchaser Indemnitee or to which a Purchaser Indemnitee is subject. The Existing Litigation Matters (as defined herein) shall not be classified as Third Party Claims.

         2. General. From and after the Closing, BL shall indemnify the Purchaser Indemnitees as provided in this Indemnification Agreement. For the purposes of this Indemnification Agreement, Besicorp shall be deemed to have remade all representations and warranties contained in the Merger Agreement and this Indemnification Agreement at the Closing with the same effect as if originally made at the Closing.

         3. BL Indemnification Obligations. BL shall indemnify, save and keep the Purchaser Indemnitees harmless and, to the extent provided herein, defend against and from all Damages sustained or incurred by any Purchaser Indemnitee as a result of, or arising out of, by virtue of, or in connection with:

                  (a) any inaccuracy in or breach of any representation and warranty made by Besicorp in the Merger Agreement or in any closing document delivered in connection with the Merger Agreement;

                  (b) any breach by Besicorp of, or failure by Besicorp to comply with, any of its covenants or obligations under the Merger Agreement or under this Indemnification Agreement;

                  (c) the existence of any Liability or other obligation of Besicorp or any Subsidiary as of the Closing Date or arising out of or relating to the Merger or any claim against a Purchaser Indemnitee with respect to any such Liability or obligation or alleged Liability or obligation other than the Permitted Liabilities, including, without limitation, Liability on account of Taxes payable by Besicorp or for which Besicorp is liable, either by operation of law or pursuant to the provisions of this Indemnification Agreement, the Merger Agreement or the other Transaction Agreements, without regard to the fact that any indemnifiable matter described in this Section 3(c) may have been disclosed in the Company Disclosure Schedule or in any documents included or referred to therein or may otherwise be known to Parent or Purchaser at the date of this Indemnification Agreement or on the Closing Date;

                  (d) the failure of BL or any Subsidiary to pay and discharge in full when due any of their respective Liabilities whenever or however arising or existing, including Liability on account of Taxes other than the Permitted Liabilities;

                  (e) any claims for indemnification by current or former officers, directors, employees, agents or consultants of Besicorp or any Subsidiary;

                  (f) any Third Party Claim to the extent it arises out of or relates to any action or inaction of, or the conduct of the business of Besicorp or any Subsidiary on or prior to the Closing Date, including the Closing Date other than the Permitted Liabilities;

                  (g) without being limited by Paragraphs (a) through (f) above and without regard to the fact that the Company Disclosure Schedule contains information relating to any one or more of the items referred to in this Section 3(g) or in any documents included or referred to therein or may be otherwise known to Parent or Purchaser at the date of this Indemnification Agreement or on the Closing Date:

                  (i) any violation of, or delinquency with respect to, any decree, order or arbitration award or law, statute, or regulation in effect on or prior to the Closing Date of or any agreement of Besicorp (or any Subsidiary) with, or any license, Permit or Environmental Permit granted to Besicorp (or any Subsidiary) by any federal, state or local governmental authority to which the properties, assets, personnel or business activities of Besicorp (or any Subsidiary) are subject (or to which Besicorp (or any Subsidiary) is subject as it relates to the properties, assets, personnel or business activities of Besicorp (or any Subsidiary)), including, without limitation, laws, statutes and regulations relating to Environmental Laws, occupational health and safety, building codes, zoning, equal employment opportunities, fair employment practices and discrimination;

                  (ii) any generation, transportation, storage, treatment, disposal, release or threatened release of any Hazardous Materials occurring on or prior to the Closing Date (including without limitation those that allegedly result in, or result in, any release or threatened release or treatment of Hazardous Materials after the Closing Date), regardless of when liability is asserted, at any facility of Besicorp (or any Subsidiary), regardless of whether Besicorp (or any Subsidiary or any agent of Besicorp or any Subsidiary) operated such facility at the time any such activity occurred;

                  (iii) any discharges or releases to or from storm, ground or surface waters or wetlands, and any air emissions or pollution, which result from or are caused by activities, events, conditions, omissions or occurrences caused by Besicorp (or any Subsidiary or any agent of Besicorp or any Subsidiary) on or prior to the Closing Date;

                  (iv) the exposure of and resulting consequences to any persons, including, without limitation, employees of Besicorp (or any Subsidiary or any agent of Besicorp or any Subsidiary), due to any Hazardous Materials created, generated, processed, released, emitted, stored, used, handled or originating on or prior to the Closing Date at or near a facility owned, leased or otherwise used by Besicorp (or any Subsidiary or any agent of Besicorp or any Subsidiary) or their predecessors in the conduct of its business;

                  (v) any violation or alleged violation of, or obligation imposed by, any Environmental Law or Environmental Permit as a result of activities, events, conditions, omissions or occurrences prior to the Closing Date, regardless of when the violation or alleged violation or obligation arises or is asserted;

                  (vi) any employee pension benefit plan (as defined by Section 3(2) of ERISA) or any employee welfare benefit plan (as defined in
         Section 3(1) of ERISA) which Besicorp or its affiliates as determined under Code Section 414(b), (c), (m) or (o) ("ERISA Affiliate") have at any time maintained or administered on or prior to the Closing Date or to which Besicorp or its ERISA Affiliates have at any time contributed (including, without limitation, any liability for health continuation requirements under Code

         Section 4980B or Part 6 of Subtitle B of Title I of ERISA with respect to any employee of Besicorp who does not become an employee of Purchaser and any liability arising pursuant to Title IV of ERISA for plan termination, withdrawal or partial withdrawal from any multiemployer plan, or any lien to enforce any Title IV liability); any benefits accrued pursuant to any employee plan at or prior to the Closing Date other than benefits payable under insurance policies, or any action or failure to act, in whole or in part, at or prior to the Closing Date with respect to any employee benefit plan;

                  (vii) any federal or state Taxes, whether or not based on the income of Besicorp, imposed upon Besicorp, or for which Besicorp is liable, with respect to any taxable period or portion of a taxable period ending on or prior to the Closing Date other than a Permitted Liability; or

                  (viii) (a) litigation against Besicorp and/or the Subsidiaries pending or threatened as of the Closing Date; and (b) any claims, investigations, proceedings, actions or lawsuits asserted or initiated before or after Closing arising out of or in connection with pre-closing occurrences involving Besicorp and/or the Subsidiaries (collectively, the "Litigation") other than arising pursuant to a Permitted Liability.

         4.       Limitations on Indemnification Obligations.

                  (a) Except to the extent provided in Section 4(b) below, the Purchaser Indemnitees shall not be entitled to recover under Section 3:

                           (i) unless a Notice of Claim (as defined herein) (or notice of a Third Party Claim relating to a possible claim) has been delivered to BL, on or prior to the fifth anniversary of the Closing Date;

                           (ii) to the extent the aggregate claims actually paid by BL or any of its Subsidiaries to the Purchaser Indemnitees thereunder exceeds the aggregate Merger Consideration;

                           (iii) for Damages to the extent such Damages were expressly included in the Adjustment Amount;

                           (iv) with respect to consequential damages relating to lost profits or punitive damages (other than consequential damages or punitive damages paid or payable to, or claimed by third parties);

                           (v) with  respect to Damages  arising from time spent
         by  Parent  or  its  affiliates  and  their  respective   officers  and
         employees, for amounts in excess of their actual out-of-pocket costs.

         (b) Notwithstanding anything to the contrary herein contained the limitations contained in Section 4(a)(i) and (ii) shall not apply to recovery under Section 3(a) for or in connection with any inaccuracies in or breaches of Sections 4.2.1, 4.2.4, 4.2.5, 4.2.14, 4.2.15, 4.2.16, 4.2.17, 4.2.21 and 4.2.26
of the Merger Agreement  provided,  however,  that in the case of recovery under
Section 3(a) in connection with a breach of a representation and warranty in Sections 4.2.14, 4.2.15, 4.2.16, 4.2.17, 4.2.21 and 4.2.26 of the Merger
Agreement, a Notice of Claim for a claim (or possible claim) must be delivered on or prior to expiration of the applicable statute of limitations.

         5. Satisfaction of Claims of Purchaser Indemnitees. The payment of any Damages to which the Purchaser Indemnitees are entitled pursuant to this Indemnification Agreement shall first be satisfied from funds held in the Escrow Account pursuant to the terms of the Escrow Agreement, to the extent available, until the Escrow Account has been reduced to zero and thereafter shall be satisfied by BL directly by wire transfer in immediately available funds to such bank account or accounts as Purchaser Indemnitees shall designate by written notice to BL.

         6.       Procedures for Making Claims.

                  (a) BL and the Purchaser Indemnitees agree that the provisions of this Section 6 will govern any claims for indemnification under this Indemnification Agreement which do not involve any Third Party Claim or Existing Litigation Matters. If and when a Purchaser Indemnitee desires to assert a claim for Damages against BL pursuant to the provisions of this Indemnification Agreement the Purchaser Indemnitee shall deliver to BL, reasonably promptly after its receipt of a claim or specific and affirmative awareness of a potential claim, a certificate signed by the Purchaser Indemnitee (the "Notice of Claim"): (i) stating the amount of Damages (to the extent then known); and,
(ii) specifying to the extent possible (A) the individual items of Damages included in the amount so stated, (B) the date each such item is to be paid or accrued and (C) the basis upon which Damages are claimed. BL and the Purchaser Indemnitees shall proceed, in good faith, and using reasonable efforts, to agree upon the amount of such Damages. If BL does not notify the Purchaser within thirty (30) days of the giving of such Notice of Claim that it disputes such Damages, the amount of such Damages shall be conclusively deemed a liability of BL hereunder. If BL and Purchaser are unable to agree on the amount of such Damages within thirty (30) days after giving the Notice of Claim then the provisions of Section 6(b) shall become effective.

                  (b) Each and  every  controversy  or claim  arising  out of or relating to indemnification for Damages pursuant to Section 6(a) (and Sections 7 and 8) of this Indemnification Agreement which BL and the Purchaser Indemnitees (the "Parties") have not resolved, shall be resolved by arbitration in accordance with the Center for Public Resources (the "CPR") Rules for Non-Administered Arbitration of Business Disputes by one arbitrator (who shall not be appointed by the Parties) selected from the CPR. Judgment upon the award rendered in such arbitration shall be final and binding upon the Parties and may be entered in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in writing with the other party to this Indemnification Agreement and with the office of the CPR, located in Manhattan, New York, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall include appropriate copies of all documents on which the claims are based and a list of all persons who the party seeking arbitration will call as witnesses with respect to such claims. The arbitration shall take place in Manhattan, New York. This agreement to arbitrate may be specifically enforced by a court of competent jurisdiction under the applicable law of the State of New York pertaining to arbitrations.

         The arbitrator shall have the authority and jurisdiction to enter any pre-arbitration awards that would aid and assist the conduct of the arbitration or preserve the Parties' rights with respect to the arbitration as the arbitrator shall deem appropriate in his discretion. The award of the arbitrator shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrator with respect to each of the issues so submitted.

         The provisions of the Federal Rules of Civil Procedure relating to the right of discovery in civil actions shall be applicable to such arbitration proceedings except as modified by the terms of this Indemnification Agreement. Within thirty (30) days after the commencement of any arbitration proceeding under this Indemnification Agreement, each party shall file with the arbitrator its contemplated discovery plan outlining the desired documents to be produced, the depositions to be taken and any other discovery action sought in the arbitration proceeding. After a hearing, the arbitrator in an interim award shall fix the scope and content of each Party's discovery plan as the arbitrator deems appropriate. The arbitrator shall have the authority to modify, amend or change such interim award fixing the discovery plans of the Parties upon application by either Party, if good cause appears for doing so.

         The "Prevailing Party" as determined by the arbitrator shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith and in the enforcement or collection of any judgment or award rendered therein. The "Prevailing Party" means the Party determined by the arbitrator to have most nearly prevailed, even if such Party does not prevail in all matters, or is not the Party in whose favor an award is rendered. Included within the cost recoverable pursuant to the terms of this Section 6(b) shall be included service of process costs, filing fees, arbitration fees, arbitrators' fees, court and reporter costs, investigative costs, and expert witness fees. The award pursuant to such arbitration will be final, binding and conclusive.

         7. Third Party Claims. Within fifteen (15) business days following the receipt of notice of a Third Party Claim, and in any event within the period necessary to respond to such pleading, if applicable, the Purchaser Indemnitee receiving the notice of the Third Party Claim shall (i) notify BL of its existence setting forth with reasonable specificity the facts and circumstances by which such party has received notice, and (ii) specify the basis hereunder upon which the Purchaser Indemnitee's claim for indemnification is asserted. The failure to deliver the notice described in the preceding sentence within the time frame required shall not relieve BL of any liability under this Indemnification Agreement except to the extent that BL is materially prejudiced thereby. The Purchaser Indemnitee shall, upon reasonable notice, tender the defense of a Third Party Claim to BL. If within twenty (20) days after the date on which written notice of a Third Party Claim has been tendered pursuant to this Section 7 BL acknowledges in writing to the Purchaser Indemnitee its indemnification obligations as provided in this Indemnification Agreement (without qualification or reservation of rights) and provides evidence reasonably satisfactory (such as the existence of available funds in the Escrow Fund (as defined in the Escrow Agreement)) to the Purchaser Indemnitee of BL's financial ability to pay all such Third Party Claims and related expenses then, except as hereinafter provided, the Purchaser Indemnitee shall not, and BL shall, have the right to contest, defend, litigate or settle such Third Party Claim. The Purchaser Indemnitee shall have the right to be represented by counsel and to participate at its own expense in any such contest, defense, litigation or settlement conducted by BL provided that the Purchaser Indemnitee shall be entitled to reimbursement if BL shall lose its right to contest, defend, litigate and settle the Third Party Claim as herein provided. BL shall lose its right to contest, defend, litigate and settle the Third Party Claim if in the reasonable discretion of the Purchaser Indemnitee
(i) BL shall fail to diligently contest the Third Party Claim; (ii) the Persons historically responsible for handling a Third Party Claim are no longer actively involved with such Third Party Claim or (iii) after taking into account the indemnification obligations under this Indemnification Agreement it is reasonably likely that the Purchaser Indemnitee would be obligated to bear a larger portion of the claim, or of all claims made pursuant to this Indemnification Agreement, than it would otherwise bear if it contested or litigated the claim. So long as BL has not lost its right to contest, defend, litigate and settle as herein provided, BL shall have the exclusive right to contest and defend the Third Party Claim and shall have the right, upon receiving the prior written approval of the Purchaser Indemnitee (which shall not be unreasonably withheld and which shall be deemed automatically given if a response has not been received within the twenty (20) day period following a request for such consent), to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable and to apply funds from the Escrow Fund, to the extent available for such purpose, in accordance with the terms of the Escrow Agreement. Expenses (including, without limitation, attorneys' fees) incurred by BL in connection with the foregoing shall be reimbursed to BL, to the extent available for such purpose, in accordance with the terms of the Escrow Fund. Notwithstanding anything to the contrary herein contained, in connection with any settlement negotiated by BL, no Purchaser Indemnitee shall be required by BL to (and BL shall not) (x) enter into any settlement that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Purchaser Indemnitee of an unconditional release from all liability in respect of such claim or litigation, (y) enter into any settlement that attributes by its terms liability to the Purchaser Indemnitee or which may otherwise have an adverse effect on the Purchaser Indemnitee's business or reputation, or (z) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. No failure by BL to acknowledge in writing its indemnification obligations under this Indemnification Agreement shall relieve it of such obligations. If a Purchaser Indemnitee is entitled to indemnification against a Third Party Claim, and BL fails to accept a tender of, or assume, the defense of a Third Party Claim pursuant to this Section 7, or if, in accordance with the foregoing, BL does not have the right or shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Purchaser
Indemnitee shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend, litigate and settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Purchaser Indemnitee deems fair and reasonable, provided that written notice of its intention to settle is given to BL at least ten (10) days prior to settlement. If, pursuant to this Section 7, the Purchaser Indemnitee so contests, defends, litigates or settles a Third Party Claim for which it is entitled to indemnification hereunder as hereinabove provided, the Purchaser Indemnitee shall be reimbursed by BL for the reasonable attorneys' fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, forthwith following the presentation to BL of itemized bills for said attorneys' fees and other expenses provided that the Purchaser Indemnitees shall first make claim for such amounts from the Escrow Fund, to the extent available, in accordance with the terms of the Escrow Agreement. The Purchaser Indemnitee or BL, as the case may be, shall furnish such information in reasonable detail as it may have with respect to a Third Party Claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) to the other party if such other party is assuming defense of such claim, and make available all records and other similar materials which are reasonably required in the defense of such Third Party Claim and shall otherwise cooperate with and assist the defending party in the defense of such Third Party Claim. Notwithstanding anything to the contrary contained herein, each and every controversy or claim arising out of or relating to indemnification for Damages pursuant to this
Section 7 which BL and the Purchaser Indemnitees have not resolved shall be resolved in accordance with Section 6(b) of this Indemnification Agreement.

         8. Existing Litigation Matters. Attached hereto is a schedule setting forth certain existing litigation matters to which Besicorp or any one or more of the Remaining Subsidiaries is a party (collectively, the "Existing Litigation Matters"). Concurrently herewith, Besicorp has assigned to BL its right to prosecute and to receive all settlement proceeds, awards and profits under the Existing Litigation Matters and BL has agreed to assume the defense of the Existing Litigation Matters. The disposition of the Existing Litigation Matters shall be governed pursuant to the provisions of Section 7 and shall be subject to all of the rights and obligations of Section 7 except that BL shall have the right to contest, defend, litigate or settle such Existing Litigation Matters (in accordance with the provisions of Section 7) without (a) acknowledging its indemnification obligations regarding such Existing Litigation Matters or (b) providing evidence of its ability to pay such Existing Litigation Matters and related expenses. Notwithstanding anything to the contrary contained herein, each and every controversy or claim arising out of or relating to indemnification for Damages pursuant to this Section 8 which BL and the Purchaser Indemnitees have not resolved shall be resolved in accordance with
Section 6(b) of this Indemnification Agreement.

         9. Subrogation. BL shall not be entitled to require that any action be brought against any other Person before action is brought against it hereunder by the Purchaser Indemnitee, but shall be subrogated to any right of action to the extent that it has paid or successfully defended against any Third Party Claim.

         10. Fraud and Intentional Misrepresentation. Nothing contained in this Indemnification Agreement shall limit the ability of the Purchaser Indemnitees to pursue Damages or such other remedies, at law or in equity, resulting from fraud or intentional misrepresentation.

         11. Representations and Warranties of BL.

                  (a) BL represents and warrants to the Purchaser Indemnitees that BL has full corporate power and authority to enter into and perform this Indemnification Agreement. The execution and delivery of this Indemnification Agreement by BL has been duly authorized and approved by all necessary corporate action.

                  (b) The execution and delivery of this Indemnification Agreement by BL will not conflict with or result in a breach of any of the terms, conditions or provisions of BL's certificate of incorporation or by-laws or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any Governmental Entity or of any arbitration award to which BL is a party or by which BL is bound.

         12.      Miscellaneous.

                  (a) Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile or by nationally recognized private courier shall be deemed given on the day of receipt (if such day is a business day or, if such day is not a business day, the next succeeding business day); provided, however, that a notice delivered by facsimile shall only be effective if and when confirmation is received of receipt of the facsimile at the number provided in this Section 12(a). All notices shall be addressed as follows:

                           If to BL,
                           addressed to

                           Besicorp Ltd.
                           1151 Flatbush Road
                           Kingston, New York  12401
                           Attention:  Frederick M. Zinn, Esq.
                           Telecopier:  (914) 336-7172
                           with a copy to

                        Robinson Brog Leinwand Greene Genovese & Gluck P.C. 1345 Avenue of the Americas
                        New York, New York  10105
                        Attention:  A. Mitchell Greene, Esq.
                        Telecopier: (212) 956-2164

                        If to Parent or Purchaser or the Surviving Corporation, addressed to

                        BGI Acquisition LLC
                        950 Third Avenue, 23rd Floor
                        New York, New York  10022
                        Attention: Mr. James Haber, President
                        Telecopier: (212) 688-7908

                        with copies to

                        Altheimer & Gray
                        10 South Wacker Drive, Suite 4000
                        Chicago, Illinois  60606
                        Attention:  Paul M. Daugerdas, Esq.
                        Telecopier:  (312) 715-4800

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 12(a).

                  (b)      Non-Waiver; Remedies.

                           (i) All representations and warranties set forth in this Indemnification Agreement shall survive the Closing for a period of five (5) years following the Effective Time (and none shall merge into any instrument of conveyance) regardless of any investigation or lack of investigation by the parties hereto. No specific representation and warranty shall limit the generality or applicability of a more general representation and warranty. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Indemnification Agreement, to exercise any right or privilege conferred in this Indemnification Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Indemnification Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, right or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

                           (ii) This Indemnification Agreement sets forth the exclusive remedies of the Purchaser Indemnitees, absent fraud or intentional misrepresentation, with respect to the matters expressly set forth in Section 3 hereof.

                  (c) Applicable Law. This Indemnification Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts made in that State.

                  (d) Binding Effect; Benefit. This Indemnification Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Indemnification Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Indemnification Agreement.

                  (e) Assignability. This Indemnification Agreement shall not be assignable by the parties without the prior written consent of the other parties, except that at or prior to the Closing Purchaser and/or Parent may assign their rights and delegate their duties under this Indemnification Agreement to a subsidiary entity or to any affiliate and may assign their rights under this Indemnification Agreement to their lenders for collateral security purposes, and after the Closing, Purchaser and Parent may assign their respective rights and delegate their respective duties under this Indemnification Agreement to any third party.

                  (f) Amendments. This Indemnification Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

                  (g) Headings. The headings contained in this Indemnification Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Indemnification Agreement.

                  (h)  Counterparts.   This  Indemnification  Agreement  may  be
executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

                  (i) Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to otherwise comply with the terms of this Indemnification Agreement, the Merger Agreement and the other Transaction Agreements and consummate the transactions contemplated thereby. In addition, the Purchaser Indemnitees shall, and shall cause the Surviving Corporation to, cooperate with BL in connection with all claims given rise to any claim for indemnification hereunder during and including, without limitation, the defense of any Third Party Claim and the prosecution and defense of the Existing Litigation Matters. In furtherance of the foregoing, the Purchaser Indemnitees shall and shall cause the Surviving Corporation (at the expense of BL) to make available to BL and permit BL to make copies of all records, data and other materials and otherwise to cooperate in all respects with the prosecution and defense of all such claims.

                  (j) Severability. The invalidity of any provision of this Indemnification Agreement or a portion of a provision shall not affect the validity of any other provision of this Indemnification Agreement or the remaining portion of the applicable provision.

                                      * * *

                                          BESICORP LTD.



                                          By:      /s/ Frederic M. Zinn
                                                   --------------------
                                          Its:     Senior Vice President



                                          BGI ACQUISITION LLC


                                          By:      /s/ James Haber
                                                   ---------------
                                                   Its:


                                          BGI ACQUISITION CORP


                                          By:      /s/ James Haber
                                                   ---------------
                                                   Its: